                                                                     Exhibit 5.1

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                December 11, 1997


Zilog, Inc.
210 East Hacienda Avenue
Campbell, CA 95008

        Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        We are acting as counsel for Zilog, Inc., a Delaware corporation ("Zilog"), in connection with the filing by Zilog with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") relating to the proposed merger of TPG Zeus Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of TPG Partners II, L.P. ("TPG"), with and into Zilog pursuant to the Agreement and Plan of Merger, dated as of July 20, 1997 and amended as of November 18, 1997 and December 10, 1997, by and among Zilog, Merger Sub and TPG (the "Merger Agreement"). Pursuant to the Merger Agreement, existing stockholders of Zilog will retain 375,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in the Merger Agreement.

        We are of the opinion that the Common Stock to be retained in the manner and on the terms described in the Registration Statement and the Merger Agreement have been duly authorized, validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                               Very truly yours,

                                               /s/ PILLSBURY MADISON & SUTRO LLP